Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FIRST QUARTER 2009 RESULTS

First Quarter Highlights

•                  First quarter 2009 AFFO per share of $0.31.

•                  NorthStar has a strong liquidity position with $201 million available liquidity at March 31, 2009.

•                  NorthStar has repurchased a total of $84 million of its 7.25% exchangeable notes at an average 58% discount to par.

•                  First quarter common stock cash dividend of $0.10 per share.

NEW YORK, NY, May 7, 2009 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the first quarter ended March 31, 2009.

NorthStar reported adjusted funds from operations (“AFFO”) for the first quarter 2009 of $0.31 per share compared to $0.34 per share for the first quarter 2008.  AFFO for the first quarter 2009 was $22.6 million, compared to $23.7 million for the first quarter 2008.  Net income available to common stockholders for the first quarter 2009 was $84.6 million, or $1.32 per share, compared to $193.8 million, or $3.11 per share for first quarter 2008. First quarter 2009 net income includes $91.8 million of income relating to mark-to-market adjustments, compared to $209.1 million in the first quarter 2008.  The non-cash mark-to-market income is excluded from AFFO.

At March 31, 2009, diluted GAAP book value per common share was $18.05.  For the quarter ended March 31, 2009, NorthStar generated a 10.1% return on average common book equity, excluding general and administrative expenses, and 6.6% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “Commercial real estate and broader credit market and economic conditions continue to remain extremely challenging.  It appears that the U.S. Government has begun to focus on the importance of healthy and functioning commercial real estate markets to economic growth, and we hope that the recently announced Public-Private Investment Program combined with expansion of the Fed’s Term Asset Lending Facility will facilitate healing the commercial real estate finance markets.  We believe that our commercial real estate finance and investment platform is well-positioned to attract capital returning to this market and to capitalize on investment opportunities arising from the unprecedented disruptions experienced by the commercial real estate sector.”

Mr. Hamamoto continued, “Over the past two years NorthStar’s focus on liquidity, credit and preservation of capital has positively differentiated the Company from other market participants.  While liquidity and credit management remain our top priorities, we have also continued to seek other sources of capital and expansion opportunities.  To that end, in the first quarter we created NorthStar Real Estate Income Trust, a REIT that will be managed by NorthStar and for which we hope to raise capital in the non-listed REIT equity market, an area of the capital markets which continues to experience net capital inflows.”

Investment Summary

During the first quarter 2009, NorthStar repurchased $61 million face amount of its 7.25% exchangeable notes for approximately $26 million cash at a 58% average discount to par.  NorthStar also sold to an unaffiliated party at par five loans totaling $71 million.  Concurrent with the loan sale, NorthStar provided to the buyer a new $92 million loan collateralized in part by the sold loans and an additional property. During the first quarter 2009, NorthStar received $5 million in proceeds from partial loan repayments and received no full loan payoffs.  NorthStar also invested in $36 million of securities, received $46 million of proceeds from securities sales and acquired no net lease properties during the first quarter.

NorthStar had approximately $6.5 billion of assets under management at March 31, 2009.

Financing

Total available liquidity at March 31, 2009 was approximately $201 million, including $121 million of unrestricted cash and cash equivalents, and $80 million of uninvested and available cash in NorthStar’s secured term financings. At March 31, 2009, NorthStar had $411 million outstanding under its $743 million of on-balance sheet secured term and revolving credit facilities and the average cost of NorthStar’s on-balance sheet debt was 3.44%.  As of May 6, 2009, NorthStar has repurchased a total of $83.7 million face of its 7.25% exchangeable notes for approximately $34.8 million cash.

Risk Management

As of March 31, 2009, NorthStar had two non-performing loans (“NPLs”) with aggregate outstanding principal balances totaling $50 million.  NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default.  NorthStar recorded $21.5 million of credit loss provisions relating to 10 loans during the first quarter 2009, increasing total credit loss reserves to $32.7 million at March 31, 2009.  The weighted average first and last dollar loan-to-value ratios of NorthStar’s real estate loans were 26.5% and 81.2%, respectively, at March 31, 2009.  NorthStar generally uses original loan-to-cost statistics in its reported loan-to-value ratios, except when there are asset-specific events which would indicate revaluation of the collateral is necessary, such as for loans where a credit loss reserve is deemed appropriate and for non-performing loans.

NorthStar’s NPLs at March 31, 2009 consist of a first mortgage with an outstanding balance of $21 million secured by a condo/hotel development site in New York City and a junior participation in a first mortgage with an outstanding balance of $29 million secured by a master planned community located in Orlando, Florida.  Both NPLs have maturity defaults and NorthStar has reserves totaling $6 million for these assets as of March 31, 2009.  Subsequent to March 31, 2009, two additional loans with outstanding principal balances of $9 million and $14 million for which NorthStar has recorded credit loss reserves totaling $9 million and $1 million, respectively, at March 31, 2009, reached non-performing status.  Both loans are each separately backed by multi-family development sites in Washington, D.C. and New York City.

NorthStar’s securities portfolio had two upgrades representing $12 million of securities and 193 downgrades representing $1.1 billion of securities during the first quarter.  Most of the downgrade actions resulted from each of the three major rating agencies updating their ratings criteria for commercial real estate structured finance securities.  As a result of the rating agency ratings methodology changes, the average credit rating of NorthStar’s real estate securities decreased to BB+/Ba1 at the end of the first quarter from BBB-/Baa3 at year end 2008.  During the first quarter 2009, Fitch downgraded several classes of notes issued by six NorthStar commercial real estate term financings primarily backed by commercial real estate securities, N-Star I, II, III, V, VII, and IX.  During the first quarter, Moody’s downgraded several classes of notes issued by N-Star VII, VIII, and IX, three NorthStar commercial real estate term financings, and affirmed the AAA rated classes issued by N-Star VIII.  Rating agency actions associated with NorthStar’s issued secured term debt notes have no impact on the payment terms of such debt.

NorthStar’s net lease portfolio was 92% leased and net lease assets have an 8.3 year weighted average remaining lease term as of March 31, 2009.  On March 23, 2009, as previously announced, JPMorgan vacated the Chatsworth, CA properties formerly leased to WaMu Bank F.A. and NorthStar is in discussions with the special servicer of the first mortgage loan to transfer the properties to the mortgage holder.  During the fourth quarter of 2008, NorthStar took an impairment charge relating to the Chatsworth properties and its carrying value approximately equals the outstanding balance of the first mortgage loan; therefore NorthStar does not expect a material net impact on its financial statements from transferring the properties to the lender.  For more information regarding the core net lease assets, please refer to the tables on the following pages.

Andrew C. Richardson, chief financial officer and treasurer, stated, “Our portfolio continues to experience pressures from poor economic conditions and a scarcity of debt capital available to refinance existing maturities.  Our flexible and long-term liability structure provides a wide range of asset management alternatives to deal with credit issues.  These alternatives include using recourse guarantees, for which approximately 41% of our loans have at least partial recourse to their sponsors, to obtain more collateral, and/or partial repayment in return for an extension.  We also may more aggressively seek to sell loans at discounts than we have in the past.  Since the beginning of 2008, we have retired NorthStar debt at an aggregate $97 million discount to par, which has created a cushion in our equity capital base for credit losses, discounted asset sales and payoffs.  In effect, our creditors have absorbed these potential losses rather than our stockholders because the lenders were willing to sell their debt below its face amount.  Our focus on conservative liquidity management has provided the cash needed to execute on this strategy.”

“Our next material final debt maturity is in October 2010.  Our only material non-discretionary capital need for 2009 relates to future funding commitments under our loan assets.  Based on approved leverage from our lenders as of March 31, 2009, and assuming all loans that have funding requirements qualify for funding under these loans, NorthStar expects to have maximum unrestricted cash needs of approximately $58 million relating to these commitments for the remainder of 2009.”

Mr. Richardson continued, “Despite the rating agencies this year changing their ratings criteria for commercial real estate securities, our term debt financings remain in compliance with all of their overcollateralization and interest coverage tests as of March 31, 2009, and we continue to receive cash distributions for our retained interests.  Our investment focus on older vintage and more senior classes of CMBS securities has somewhat cushioned our financings from these downgrades; however, maintaining compliance with these tests continues to be challenging in this environment.”

Stockholder’s Equity and Dividends

At March 31, 2009, NorthStar had 74,694,741 total shares and operating partnership units outstanding, and $107.3 million of minority interest relating to its operating partnership. In February 2009, NorthStar issued 3.7 million common shares related to the fourth quarter 2008 dividend. Book value per diluted common share was $18.05 at March 31, 2009. Exclusive of all unrealized mark-to-market adjustments and accumulated depreciation, book value at March 31, 2009 would be $8.21 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On April 21, 2009, NorthStar announced that its Board of Directors declared a dividend of $0.10 per share of common stock, payable with respect to the quarter ended March 31, 2009.  The dividend is expected to be paid on May 15, 2009 to shareholders of record as of the close of business on May 5, 2009.  Additionally, the Company intends to distribute 90% of its 2009 taxable income as dividends and intends to “true-up” the dividend at year-end if necessary to meet the 90% distribution target.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2009 financial results on Thursday May 7, 2009, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a March 31, 2009 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-762-8908, or for international callers, by dialing 480-629-9041.

A replay of the call will be available one hour after the call through Thursday May 14, 2009 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4058508.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

(Amounts in thousands)

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$36,784	$63,705
Interest income – related parties	4,507	3,761
Rental and escalation income	27,248	28,957
Advisory and management fee income – related parties	1,691	2,330
Other revenue	168	976
Total revenues	70,398	99,729
Expenses:
Interest expense	34,112	55,458
Real estate properties – operating expenses	2,127	2,048
Asset management fees – related parties	853	2,106
Provision for loan losses	21,462	750
General and administrative:
Salaries and equity based compensation (1)	11,610	11,730
Auditing and professional fees	2,263	2,441
Other general and administrative	3,582	3,883
Total general and administrative	17,455	18,054
Depreciation and amortization	14,814	9,938
Total expenses	90,823	88,354
Income from operations	(20,425)	11,375
Equity in (loss)/earnings of unconsolidated ventures	(4,418)	(178)
Unrealized gain (loss) on investments and other	90,661	210,945
Realized gain on investments and other	36,913	10
Consolidated net income	102,731	222,152
Net income attributable to the non-controlling interests	(12,864)	(23,116)
Preferred stock dividends	(5,231)	(5,231)
Net income attributable to NorthStar Realty Finance Corp. common stockholders	$84,636	$193,805
Net income attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$1.32	$3.11
Weighted average number of shares of common stock:
Basic	64,348,264	62,243,736
Diluted	72,255,413	69,589,079

(1) The three months ended March 31, 2009 and 2008 include $5,144 and $6,991 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(Amounts in thousands)	2009	2008
	(unaudited)
ASSETS:
Cash and cash equivalents	$121,343	$134,039
Restricted cash	153,830	163,157
Operating real estate – net	1,118,569	1,127,000
Available for sale securities, at fair value	187,597	221,143
Real estate debt investments, net	1,996,021	1,976,864
Real estate debt investments, held-for-sale	39,193	70,606
Investments in and advances to unconsolidated ventures	64,788	101,507
Receivables, net of allowance of $840 and $0 in 2009 and 2008, respectively	21,779	24,806
Unbilled rents receivable	8,463	7,993
Derivative instrument, at fair value	7,086	9,318
Deferred costs and intangible assets, net	73,253	79,633
Other assets	27,975	27,660
Total assets	$3,819,897	$3,943,726

LIABILITIES:
Mortgage notes and loans payable	908,413	910,620
Exchangeable senior notes	174,513	233,273
Bonds payable, at fair value	393,114	468,638
Credit facilities	13,226	44,881
Secured term loans	397,380	403,907
Liability to subsidiary trusts issuing preferred securities, at fair value	67,721	69,617
Repurchase obligations	528	176
Obligations under capital leases	3,548	3,555
Accounts payable and accrued expenses	19,722	27,478
Escrow deposits payable	40,955	46,353
Derivative liability, at fair value	77,164	87,220
Other liabilities	32,787	34,248
Total liabilities	2,129,071	2,329,966

EQUITY:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 66,787,592 and 62,906,693 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	673	634
Additional paid-in capital	630,437	620,028
Treasury stock, 475,051 shares held at March 31, 2009 and December 31, 2008, respectively	(1,384)	(1,384)
Retained earnings (deficit)	717,743	648,860
Accumulated other comprehensive loss	(106,356)	(94,343)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,482,485	1,415,167
Non-controlling interest	208,341	198,593
Total equity	1,690,826	1,613,760
Total liabilities and stockholders’ equity	$3,819,897	$3,943,726

	Three Months Ended
	March 31,
	2009	2008
Funds from Operations:
Consolidated net income	$102,731	$222,152
Non-controlling interest in joint ventures	(2,464)	(245)
Consolidated net income before non-controlling interest in operating partnership	100,267	221,907
Adjustments:
Preferred stock dividends	(5,231)	(5,231)
Depreciation and amortization	14,814	9,938
Real estate depreciation and amortization – unconsolidated ventures	247	247
Funds from Operations	$110,097	$226,861

Adjusted Funds from Operations:
Funds from Operations	$110,097	$226,861
Straight-line rental income, net	(472)	(757)
Straight-line rental income and fair value lease revenue (SFAS 141 adjustment), unconsolidated ventures	(32)	(46)
Amortization of equity-based compensation	5,144	6,991
Fair value lease revenue (SFAS 141 adjustment)	(325)	(306)
Unrealized (gains)/losses from mark-to-market adjustments	(94,563)	(213,428)
Unrealized (gains)/losses from mark-to-market adjustments, unconsolidated ventures	2,765	4,355
Adjusted Funds from Operations	$22,614	$23,670

FFO per share of Common Stock	$1.52	$3.26
AFFO per share of Common Stock	$0.31	$0.34

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•                  normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	March 31, 2009		Annualized (2)
Adjusted Funds from Operations (AFFO)	$22,614		$90,456	(A)
Plus: General & Administrative Expenses	17,455
Less: Equity-Based Compensation included in G&A	5,144
Less: Bad Debt Expense included in G&A	479
AFFO, excluding G&A	34,446		137,784	(B)

Average Common Book Equity & Operating Partnership Non-Controlling Interest (1)	$1,366,326	(C)

Return on Average Common Book Equity (including G&A)	6.6	%(A)/(C)
Return on Average Common Book Equity (excluding G&A)	10.1	%(B)/(C)

(1) Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances.

ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2) Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Securities	Healthcare Net Lease	Core Net Lease	Corporate / Other	Total
AFFO, Pre-G&A	$(11,200)	$10,065	$1,753	$941	$32,887	$34,446
Annualized (A)	(44,800)	40,260	7,012	3,764	131,548	137,784
Average Common Book Equity and Operating Partnership Non-Controlling Interest (B) (1)	978,169	105,302	76,901	63,749	142,205	1,366,326
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(692,275)	(25,124)	(48,065)	(56,217)	(30,779)	(852,460)
Accumulated Depreciation and Amortization	—	—	36,124	56,556	—	92,680
Average Common Book Equity and Operating Partnership Non-Controlling Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization (C) (1)	$285,894	$80,178	$64,960	$64,088	$111,426	$606,546

ROE, Net (A/B)	NM	38.2%	9.1%	5.9%	92.5%	10.1%
ROE, Gross (A/C)	NM	50.2%	10.8%	5.9%	118.1%	22.7%

(1) Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Management Fees From Secured Term Debt Financings at March 31, 2009

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I	$290,159	0.15%	0.20%	0.35%	$1,016
N-Star II	313,803	0.15%	0.20%	0.35%	1,098
N-Star III	394,969	0.15%	0.20%	0.35%	1,382
N-Star IV	400,247	0.15%	0.20%	0.35%	1,401
N-Star V	499,404	0.15%	0.20%	0.35%	1,748
N-Star VI	454,768	0.15%	0.25%	0.40%	1,819
N-Star VII	575,676	0.15%	0.20%	0.35%	2,015
N-Star VIII	911,480	0.15%	0.25%	0.40%	3,646
N-Star IX(1)	818,370	0.15%	0.25%	0.40%	3,273

Total	$4,658,876				$17,398

(1)	N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund. NorthStar directly receives 33% of the management fees related to N-Star IX.

Term Debt Financing Cash Distributions and Coverage Test Summary

($ in thousands)

			Quarterly
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Quarter Ended	Cushion (2)	Cushion
	Collateral	March 31,	March 31,	March 31,	At
	Type	2009	2009	2009	Offering

N-Star I	CMBS	$406	$101	$6,835	$8,687
N-Star II	CMBS	343	405	2,993	10,944
N-Star III	CMBS	1,002	1,465	25,186	13,610
N-Star IV	Loans	3,048	2,275	12,969	19,808
N-Star V	CMBS	1,314	2,057	6,776	12,940
N-Star VI	Loans	2,841	2,408	22,179	17,412
N-Star VII	CMBS	1,495	1,223	22,714	13,966
N-Star VIII	Loans	4,994	4,198	31,482	42,193
N-Star IX (3)	CMBS	1,957	1,217	59,123	24,516

Cash distributions, interest coverage and overcollateralization coverage to the retained income notes.

(1)	Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.
(2)	Interest coverage based on quarter-end trustee statements.
(3)	At March 31, 2009 NorthStar indirectly owns approximately 49% of N-Star IX income notes through its interest in the Securities Fund.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$730	0.1%	0.1%
1997	45,352	2.9%	3.0%
1998	113,318	7.1%	10.1%
1999	45,230	2.9%	13.0%
2000	138,462	8.7%	21.7%
2001	99,567	6.3%	28.0%
2002	67,878	4.3%	32.3%
2003	131,968	8.3%	40.6%
2004	228,415	14.4%	55.0%
2005	381,161	24.0%	79.0%
2006	236,689	14.9%	93.9%
2007	93,389	5.9%	99.8%
2008	3,480	0.2%	100.0%
Total	$1,585,639	100.0%

Securities Fund	554,923

Total CMBS	$2,140,562

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$62,046	2.8%
AA	64,105	2.8%
A	232,798	10.4%
BBB	985,163	44.0%
BB	553,329	24.7%
B	185,791	8.3%
CCC	84,556	3.8%
CC	60,265	2.7%
C	5,664	0.2%
Below C	7,200	0.3%
Total	$2,240,917	100.0%

Securities Fund	860,687
Total Securities	$3,101,604

Assets Under Management at March 31, 2009

($ in thousands)

	$	%
Investment grade securities	$1,731,212	26.6%
First mortgage (1)	1,419,563	21.8%
Non-investment grade securities	1,370,391	21.1%
Mezzanine and other subordinate loans (2)	749,892	11.6%
Non-investment grade net lease (3)	1,028,545	15.8%
Investment grade net lease (3)	206,223	3.1%
Total	$6,505,826	100.0%

(1) Includes $231 million of junior participations in first mortgages.
(2) Includes $95 million of equity investments primarily related to real estate and corporate loans.
(3) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

First Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested (1)

CMBS	$31,510
REIT Debt	4,438
Total Securities (investment grade)	$35,948

(1) Par amount was $137 million.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at December 31, 2008 (diluted)	$1,384,213	$19.50

Cumulative effect adjustment - APB 14-1 (1)	(112,996)	(1.59)

Net income to common shareholders and non-controlling interest, excluding non-cash mark to market items included in net income	3,238	0.05

Mark to market adjustments included in net income:
Securities fund	(2,765)	(0.04)
Secured debt liabilities	135,618	1.91
Trust preferred debt	1,896	0.03
Securities and Investments held at market value under FAS159	(48,387)	(0.68)
Swaps and other hedges	5,437	0.08

Mark to market adjustments in other comprehensive income and minority interest:
Effective hedges	2,376	0.03
Available for sale securities	(15,865)	(0.22)

Equity component of exchangeable senior notes repurchased	(2,385)	(0.03)

Common dividends paid in cash	(7,098)	(0.10)

Accretion/(dilution) from additional shares issued during quarter (2)	5,158	(0.89)
Total net increases/(decreases)	(35,773)	(1.45)

Common book value at March 31, 2009 (diluted) (3)	$1,348,440	$18.05

(1)	Prior year financial statements restated to reflect adoption of APB 14-1.
(2)	Distributions to common and LTIP shares offset by issuance of common stock from first quarter dividend and DRIP and DSTT plan. Per share dilution as a result of common stock dividend.
(3)

Cumulative net mark-to-market adjustments total a positive $829.9 million ($11.11 per diluted share) and accumulated real estate depreciation and amortization total a negative $95.0 million ($1.27 per diluted share) as of March 31, 2009.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Years				Acquisition
Date			Square	Net	Acquisition		Existing	Cost less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Lease (1)	Cost (2)		Debt	Debt

Oct-2004	ALGM Portfolio - Various (3)	Three properties in New York, NY	35,965	2.2-8.3	$10,355	(4)	$0	$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	8.7	33,826		23,718	10,108
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	11.6	34,303		30,621	3,682
Jun-2007	Vacant	Reading, PA	609,000	N/A	28,473		19,092	9,381
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	16.8	34,519		28,386	6,133
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	7.9	30,144		22,435	7,709
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	6.8-15.4	64,503		49,129	15,374
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	6.5	62,718		47,512	15,206
Dec-2005	General Electric Co. & Cincom Systems, Inc.	Springdale, OH/Cincinnati	486,963	0.8-2.8	69,341		52,840	16,501
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	3.1	22,424		15,764	6,660
Jul-2006	Northrop Grumman Space & Mission Systems Corp. (5)	Aurora, CO/Denver	183,529	6.3	43,625		34,411	9,214
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	6.2-8.3	21,955		17,283	4,672
Feb-2006	Quantum Corporation (6)	Colorado Springs, CO	406,207	0.7-11.9	27,635		18,373	9,262
Jan-2005	Vacant (7)	Chatsworth, CA/ Los Angeles	257,336	N/A	65,159		52,067	13,092

Total NRFC NNN Holdings, LLC Portfolio			3,949,329	8.0	$548,980		$411,631	$137,349

(1) Remaining lease terms as of March 31, 2009.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include SFAS 141 “Business Combinations” purchase price allocations.

(3) The three ALGM portfolio properties, and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar’s initial public offering (10/29/04).

(5) The Northrop Grumman Space & Mission Systems Corp. property is financed with a $33.3 first mortgage with a third party and a $1.2 million mezzanine loan held by a consolidated NorthStar entity.
(6) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.
(7) On March 23, 2009, JPMorgan vacated the Chatsworth, CA properties formerly leased to WaMu Bank F.A. and NorthStar is in discussions with the special servicer of the first mortgage loan to transfer the properties to the mortgage holder.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended March 31, 2009				Primary Tenant
				NOI Less			Actual
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Debt Service	Market Cap (1)		Credit Rating

ALGM Portfolio - Various	$529	$448	—	$448	mixed tenants
Alliance Data Systems Corp.	582	562	(455)	107	$2,321		not rated
Citigroup, Inc.	525	512	(500)	12	13,947		A/A3
Vacant	—	(282)	(333)	(615)	N/A		N/A
Covance, Inc.	608	594	(518)	76	2,255		not rated (2)
Credence Systems Corp.	652	631	(447)	184	36		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,272	1,197	(974)	223	1,603		not rated (3)
Electronic Data Systems Corp.	1,371	1,355	(825)	530	13,900		NR/A2
General Electric Co. & Cincom Systems, Inc.	1,420	1,359	(845)	514	106,528		AA+/AA2
GSA - U.S. Department of Agriculture	579	479	(303)	176	n.a.		implied AAA
Northrop Grumman Space & Mission Systems Corp.	776	777	(658)	119	14,271		NR/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	437	(304)	133	362	(4)	B/B2 (5)
Quantum Corporation (50%)	599	583	(322)	261	141		B-/Caa1
Vacant (6)	531	165	(922)	(757)	N/A		N/A

Total	$9,881	$8,817	(7,406)	$1,411

(1) Based on information from FactSet at close of market on March 31, 2009.

(2) Covance has a $1.0 billion net worth and no long-term debt.

(3) PetSmart, Inc. is rated BB.

(4) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(5) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

(6) On March 23, 2009, JPMorgan vacated the Chatsworth, CA properties formerly leased to WaMu Bank F.A.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772